Exhibit 10.1

MUTUAL TERMINATION AGREEMENT

This MUTUAL TERMINATION AGREEMENT (this “Agreement”), dated as of June 30, 2022, is by and between Isleworth Healthcare Acquisition Corp., a Delaware corporation (“Isleworth”), and Cytovia Holdings, Inc., a Delaware corporation (“Cytovia”).

WHEREAS, the Parties have entered into that certain Merger Agreement and Plan of Reorganization, dated as of April 26, 2022, as amended to date (the “Merger Agreement”). Any capitalized term used but not otherwise defined herein shall have the meaning set forth in the Merger Agreement.

WHEREAS, Section 9.01 (a) of the Merger Agreement provides that the Merger Agreement may be terminated at any time prior to the Effective Time by mutual written consent of Isleworth and Cytovia.

WHEREAS, each of the Board of Directors of Isleworth and Cytovia has determined that it is in the best interests of Isleworth and the stockholders of Isleworth and of Cytovia and the stockholders of Cytovia, respectively, to terminate the Merger Agreement in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, subject to the terms and conditions set forth herein, the Parties hereby agree as follows:

1. Mutual Termination. The Parties hereto mutually agree to terminate the Merger Agreement, effective as of the execution of this Agreement, such agreement constituting the requisite mutual agreement and written consent required to terminate the Merger Agreement pursuant to Section 9.01(a) of the Merger Agreement and otherwise as may be required pursuant to applicable Law. The Parties hereto agree that the Merger Agreement is hereby and forthwith void and without effect, and none of Isleworth, Cytovia, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under the Merger Agreement or in connection with the transactions contemplated by the Merger Agreement or the termination thereof, except that the confidentiality provisions of Section 7.04 of the Merger Agreement shall survive such termination and continue to bind the Parties.

2. Termination of Other Transaction Documents. The Parties acknowledge and agree that the Stockholder Support Agreements or the Sponsor Support Agreements shall be automatically terminated without further action on the part of the Parties. The Parties further acknowledge and agree that none of the provisions of the Stockholder Support Agreements and the Sponsor Support Agreement shall be of any further force or effect.

3. Mutual Release; Covenant Not to Sue.

(a) Each Party, for and on behalf of itself and its Related Parties (as defined herein), does hereby unequivocally release and discharge, and hold harmless, each other Party and any of their respective former, current or future officers, directors, agents, advisors, representatives, managers, members, partners, shareholders, employees, subsidiaries, financing sources, affiliates (including, without limitation, controlling persons), officers, directors, members, managers and employees of affiliates (including without limitation, Contributing Stockholders), principals, and any heirs, executors, administrators, successors or assigns of any said person or entity (the “Related Parties”), from any and all past, present, direct, indirect, and derivative liabilities, actions, causes of action, cases, claims, suits, debts, dues, sums of money, attorney’s fees, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, damages, judgments, remedies, extents, executions, demands, liens and damages of every kind and nature, in law, equity or otherwise, asserted or that could have been asserted, under federal or state statute, or common law, known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, whether or not concealed or hidden, from the beginning of time until the date of execution of this Agreement (collectively, “Actions”), that in any way arises from or out of, are based upon, or are in connection with or relate to (i) the Merger Agreement and the other agreements and documents contemplated hereby or thereby (collectively, the “Transaction Documents”), (ii) any breach, non-performance, action or failure to act under the Transaction Documents and (iii) the proposed Merger, including the events leading to the abandonment of the Merger and the termination of the Merger Agreement or any other Transaction Documents (collectively, the “Released Claims”); provided, however, that no Party shall be released from any breach, non-performance, action or failure to act under this Agreement.

(b) It is understood and agreed that, except as provided in the proviso to Section 3(a), the preceding paragraph is a full and final release covering all known as well as unknown or unanticipated debts, claims or damages of the Parties and their Related Parties relating to or arising out of the Transaction Documents. Therefore, each of the Parties expressly waives any rights it may have under any statute or common law principle under which a general release does not extend to claims which such Party does not know or suspect to exist in its favor at the time of executing the release, which if known by such Party must have affected such Party’s settlement with the other. In connection with such waiver and relinquishment, the Parties acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Claims, but that it is their intention hereby fully, finally and forever to settle and release all of the Released Claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact.

(c) Except as provided in the proviso to Section 3(a), each Party, on behalf of itself and its Related Parties, hereby covenants to each other Party and their respective Related Parties not to, with respect to any Released Claim, directly or indirectly encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by such Party or its Related Parties or any third party of a suit, arbitration, mediation, or claim (including a third party or derivative claim) against any other Party and/or its Related Parties relating to any Released Claim. The covenants contained in this Section 3 shall survive this Agreement indefinitely regardless of any statute of limitations.

4. Authority. Each Party hereby represents and warrants to the other Party that (a) such Party has full corporate power and authority to execute and deliver this Agreement, (b) the execution and delivery of this Agreement, the termination of the Merger Agreement and consummation of the other transactions contemplated hereby have been duly and validly approved by the Board of Directors of such Party, (c) no other corporate proceedings on the part of such Party are necessary to approve this Agreement or the termination of the Merger Agreement or to consummate the other transactions contemplated hereby, and (d) this Agreement has been duly and validly executed and delivered by such Party (assuming due authorization, execution and delivery by the other Party) and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

5. Counterparts; Electronic Delivery. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in more than one counterpart, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Parties, it being understood that each Party need not sign the same counterpart. Delivery by email to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

5. Miscellaneous. The provisions contained in Section 10.01 (Notices), Section 10.03 (Severability), Section 10.04 (Entire Agreement; Assignment), Section 10.05 (Parties in Interest), and Section 10.06 (Governing Law) are hereby incorporated by reference into this Agreement, mutatis mutandis, and made a part of this Agreement as if set forth fully herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

ISLEWORTH HEALTHCARE ACQUISITION CORP.

By:	/s/ Robert Whitehead
	Name:	Robert Whitehead
	Title:	Chief Executive Officer

CYTOVIA HOLDINGS, INC.

By:	/s/ Daniel Teper
	Name:	Daniel Teper
	Title:	Chairman & Chief Executive Officer

[Signature Page to Mutual Termination]